As filed with the Securities and Exchange Commission on May 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

___________________

MEDGENICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	98-0217544
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

555 California Street, Suite 365

San Francisco, California 94104

(Address, Including Zip Code, of Principal Executive Offices)

___________________

Medgenics, Inc. Stock Incentive Plan

(Full Title of the Plan)

___________________

Andrew L. Pearlman

President and Chief Executive Officer

Medgenics, Inc.

555 California Street, Suite 365

San Francisco, California 94104

(Name and Address of Agent for Service)

(415) 568-2245

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gretchen Anne Trofa, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable under the Medgenics, Inc. Stock Incentive Plan	1,700,000 shares(2)	$3.975(3)	$6,757,500.00	$921.73

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the registrant’s common stock (“Common Stock”) which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Common Stock.

(2)	Represents shares of Common Stock available for future issuance under the Medgenics, Inc. Stock Incentive Plan, as amended (the “Plan”). The Plan has recently been amended to increase the number of shares of Common Stock issuable under the Plan. The additional shares of Common Stock issuable under the Plan are being registered by this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon a $3.975 per share average of high and low prices of the Common Stock on the NYSE MKT on May 13, 2013.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 1,700,000 shares of common stock, $0.0001 par value (“Common Stock”), of Medgenics, Inc. (the “Company”) pursuant to the Medgenics, Inc. Stock Incentive Plan, as amended (the “Plan”). This registration of 1,700,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 3,855,802 shares of Common Stock, subject to adjustment as provided in the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering an aggregate of 2,155,802 shares of Common Stock issuable under the Plan, filed on August 1, 2012 (File No. 333-182992), are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the earlier Registration Statement on Form S-8 is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed on March 14, 2013);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (filed on May 9, 2013);

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on January 17, 2013, January 30, 2013, February 8, 2013, March 14, 2013 (except for Item 7.01 and Exhibit 99.1), March 26, 2013 (except for Item 7.01 and Exhibit 99.1), April 17, 2013 and May 1, 2013; and

(c)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on March 24, 2011.

All documents subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents, except that the Company is not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the “Prospectus”) to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

Item 8.	Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, Israel, on this 20th day of May, 2013.

MEDGENICS, INC.
By:	/s/ Andrew L. Pearlman Andrew L. Pearlman President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Andrew L. Pearlman, Phyllis K. Bellin and Sol J. Barer, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew L. Pearlman	President, Chief Executive Officer and Director	May 20, 2013
Andrew L. Pearlman	(Principal Executive Officer)

/s/ Phyllis K. Bellin	Vice President Administration, Treasurer and Secretary	May 20, 2013
Phyllis K. Bellin	(Principal Financial and Accounting Officer)

/s/ Sol J. Barer	Chairman of the Board of Directors	May 20, 2013
Sol J. Barer

/s/ Eugene A. Bauer	Director	May 20, 2013
Eugene A. Bauer

/s/ Joel S. Kanter	Director	May 20, 2013
Joel S. Kanter

/s/ Stephen D. McMurray	Director	May 20, 2013
Stephen D. McMurray

/s/ Joseph J. Grano, Jr.	Director	May 20, 2013
Joseph J. Grano, Jr.

/s/ Alastair Clemow	Director	May 20, 2013
Alastair Clemow

/s/ Isaac Blech	Director	May 20, 2013
Isaac Blech

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed November 5, 2010 (File No. 333-170425) and incorporated herein by reference).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated as of June 4, 2009 (previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed November 5, 2010 (File No. 333-170425) and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated as of February 14, 2011 (previously filed as Exhibit 4.3 to the Company’s Post-Effective Amendment No. 1 to Form S-1 on Form S-3 filed July 16, 2012 (File No. 333-170425) and incorporated herein by reference).

4.4	Second Amended and Restated By-Laws (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-35112) and incorporated herein by reference).

4.5	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed February 22, 2011 (File No. 333-170425) and incorporated herein by reference).

4.6	Medgenics, Inc. Stock Incentive Plan, as amended and restated effective March 5, 2012 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 5, 2012 (File No. 001-35112) and incorporated herein by reference).

4.7	First Amendment of the Medgenics, Inc. Stock Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 1, 2013 (File No. 001-35112) and incorporated herein by reference).

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (filed herewith).

23.1	Consent of Kost Forer Gabbay & Kasierer (Ernst & Young) (filed herewith).

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).